News Release

Investor Contact:	Media Contact:
Ed Wilhelm	Anne Roman
(734) 477-4245	(734) 477-1392

Borders Group Corrects First Quarter Results

ANN ARBOR, Mich., June 7, 2006—Borders Group, Inc. (NYSE:BGP) today announced that the company has corrected an error in the calculation of gross margin within its International segment, specifically in the Books etc. division. Correction of the error, most of which relates to fiscal 2005, will be reflected in the results for the first quarter of fiscal 2006. As a result of the correction, the company’s consolidated earnings per share loss for the first quarter will be $0.31, rather than the $0.29 previously reported in Borders Group’s May 23 financial news release. The consolidated and segment financial information included with the company’s May 23 news release will be revised in the company’s 10-Q filing June 8. Borders Group regrets the error and is taking appropriate remedial steps.

About Borders Group

Headquartered in Ann Arbor, Mich., Borders Group, Inc. is a leading global retailer of books, music and movies with more than 1,200 stores and approximately 35,000 employees worldwide. More information on the company is available at www.bordersgroupinc.com.

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